SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer IdentificationNo.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on February 16, 2012. A press release regarding the meeting is filed herewith as Exhibit 99.1. At the meeting, the stockholders took the following actions:

1.	The stockholders voted to re-elect the following Class B directors for a three-year term by the votes set forth below:

Name	For	Withheld	Broker Non-Votes
John H. Baker , III	17,951,273	334,698	2,142,724

John Bierbusse	18,027,111	258,860	2,142,724

Mike Cockrell	17,542,876	743,095	2,142,724

2.	The stockholders voted to ratify and approve the selection of Ernst & Young LLP as the Registrant’s independent auditors for the fiscal year ending October 31, 2012, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
20,272,101	154,372	2,221	N/A

Section 8 — Other Events

Item 8.01	Other Events.

On February 16, 2012, the Registrant’s Board of Directors extended the Registrant’s share repurchase program for two additional years and increased the number of shares that can be repurchased under the program. The program was initially authorized in April 2008 and was later amended in October 2009. The Registrant has repurchased 782,096 shares under the program to date. Under the extended and revised program, the Registrant may repurchase up to another 1 million shares of its common stock until February 16, 2014. A copy of the press release announcing these changes is filed herewith as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

99.1	Press release of Sanderson Farms, Inc. dated February 16, 2012

99.2	Press release of Sanderson Farms, Inc. dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: February 22, 2012	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Sanderson Farms, Inc. dated February 16, 2012

99.2	Press release of Sanderson Farms, Inc. dated February 16, 2012